UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2022
AirSculpt Technologies, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40973 (Commission File Number)	87-1471855 (IRS Employer Identification No.)

1111 Lincoln Road, Suite 802 Miami Beach, Florida		33139
(Address of Principal Executive Offices)		(Zip Code)
(786) 709-9690
(Registrant’s Telephone Number, Including Area Code)
400 Alton Road, Unit TH-103M
Miami Beach, FL 33139
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.001 par value per share	AIRS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2022, EBS Intermediate Parent LLC, a Delaware limited liability company (“Holdings”) and a subsidiary of AirSculpt Technologies, Inc., a Delaware corporation (the “Company”), entered into the Sixth Amendment (the “Sixth Amendment”) to its Credit Agreement, dated as of October 2, 2018 and as subsequently amended, among Holdings, EBS Enterprises LLC, a Delaware limited liability company (the “Borrower”) (Holdings, the Company and any other person of which the Borrower is an indirect wholly-owned subsidiary, the “Parent Company”), the Guarantors party thereto (Borrower, each of the Guarantors and each other person that becomes a Credit Party thereafter pursuant to the execution of joinder documents, the “Credit Parties”), the Lenders party thereto and First Eagle Alternative Capital Agents, Inc., a Delaware corporation (formerly known as THL Corporate Finance), as administrative agent and collateral agent for the Lenders.

Subject to certain conditions, the Sixth Amendment grants the Credit Parties and their subsidiaries permission to (i) pay cash dividends or make other distributions to Holdings or any other Parent Company in an amount not to exceed $23,000,000 on or prior to September 30, 2022 and (ii) pay cash dividends and distributions to Holdings or any other Parent Company in an amount not to exceed $2,000,000 with respect to all shares, interests, participations, units or other equivalents (however designated) of capital stock and membership interests, and any and all warrants, rights or options to purchase any of the foregoing, of the Borrower or any Parent Company that is unvested at the time of any cash dividends and distributions.

The foregoing description is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.
Item 2.02 Results of Operations and Financial Condition.
On August 12, 2022, AirSculpt Technologies, Inc. (the “Company”) issued a press release announcing results for the three and six months ended June 30, 2022. A copy of the press release is attached hereto as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
The Company makes reference to non-GAAP financial measures in the attached press release and a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures is provided therein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.

On August 12, 2022, the Board of Directors of the Company issued a press release announcing a $0.41 per share special cash dividend. The dividend will be paid on September 14, 2022, to shareholders of record at the close of business on August 26, 2022. A copy of the press release is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

The following exhibits filed herewith:

Exhibit No.	Description

10.1
Sixth Amendment to Credit Agreement by and among the Company, EBS Enterprises LLC, the Guarantors party thereto, the Lenders party thereto and First Eagle Alternative Capital Agents, Inc. (formerly known as THL Corporate Finance), as administrative agent and collateral agent for the Lenders.

99.1	Press release dated August 12, 2022.

99.2	Press release dated August 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2022

AirSculpt Technologies, Inc.

	By:	/s/ Dennis Dean
Name: Dennis Dean
Title: Chief Financial Officer
[Signature Page to the Form 8-K]